Exhibit 99.1

NEWS RELEASE
Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter

●	Strong organic growth drives Service segment revenue up nearly 8%
●	Distribution sales increased more than 11% reflecting diversification strategy and strengthening U.S. industrial markets

ROCHESTER, NY, July 25, 2017 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its first quarter ended June 24, 2017 of fiscal year 2018, which ends March 31, 2018 (“fiscal 2018”).

Lee D. Rudow, President and CEO, commented, “We kicked off fiscal 2018 with a solid quarter, driven by strong totally organic revenue growth in both of our business segments as there was no acquisitive revenue in the first quarter of fiscal 2018 versus fiscal 2017. Higher sales were driven by market share gains complemented by improved industrial markets in the U.S.

“Our Service segment began the year with solid momentum. A healthy backlog of orders entering the quarter and a robust business pipeline resulted in a nearly 8% revenue growth. We ramped up new labor resources that impacted productivity but laid the groundwork for the rest of the year. We believe our growth is the result of executing our plan to take market share by bringing on new enterprise customers and adding new capabilities.

“Our Distribution business had a great start to the year. Both our core distribution and growing rental business benefited from investments in our e-commerce capabilities, web-based marketing and improved domain authority/web placement. This is generating higher quoting levels and lead generation. Our Distribution segment also had some tailwinds from the recovery in the oil and gas sector and general improvement throughout U.S. industrial markets.”

First Quarter Fiscal 2018 Review	(Results are compared with the first quarter of the fiscal year ended March 25, 2017 (“fiscal 2017”))

($ in thousands)			Change
	FY18 Q1	FY17 Q1	$'s	%
Service Revenue	$18,482	$17,175	$1,307	7.6%
Distribution Sales	$17,797	$15,972	$1,825	11.4%
Revenue	$36,279	$33,147	$3,132	9.4%
Gross Profit	$8,691	$8,246	$445	5.4%
Gross Margin	24.0%	24.9%
Operating Income	$1,411	$1,438	$(27)	(1.9)%
Operating Margin	3.9%	4.3%
Net Income	$856	$906	$(50)	(5.5)%
Net Margin	2.4%	2.7%
Adjusted EBITDA*	$3,361	$3,105	$256	8.2%
Adjusted EBITDA* Margin	9.3%	9.4%

*See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Transcat achieved strong quarterly revenue of $36.3 million that drove a 5.4% increase in gross profit. Administrative expenses were up $0.6 million to $3.2 million, which reflected investments to advance the

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

Company’s operating infrastructure and operational excellence initiatives as well as $0.3 million in one-off non-cash stock-based compensation expense within the quarter. As a result, operating income was consistent with the prior year first quarter and operating margin was down 40 basis points to 3.9%. The effective tax rate decreased to 24.8% from 28.7%, largely due to the tax benefit from stock-based compensation awards. Net income for the quarter was comparable with the prior-year first quarter at $0.9 million as the reduction in income tax provision nearly offset increased interest expense.

Service segment delivers strong organic growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (51% of total revenue for the first quarter of fiscal 2018).

($ in thousands)			Change
	FY18 Q1	FY17 Q1	$'s	%
Service Segment Revenue	$18,482	$17,175	$1,307	7.6%
Gross Profit	$4,636	$4,729	$(93)	(2.0%)
Gross Margin	25.1%	27.5%
Operating Income	$885	$1,044	$(159)	(15.2%)
Operating Margin	4.8%	6.1%
Adjusted EBITDA*	$2,216	$2,344	$(128)	(5.5%)
Adjusted EBITDA* Margin	12.0%	13.6%

*See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Service revenue increased 7.6% to $18.5 million in the first quarter and was all organic growth. On a trailing twelve-month basis, Service segment revenue was $72.4 million, a 15.2% improvement compared with the trailing twelve-month period ending with the prior year first quarter.

Expenses incurred during the quarter to address short-term labor constraints and customer-driven capability expansions, along with the mix of services sold, led to a $0.1 million, or 2.0%, decline in segment gross profit. The one-off non-cash stock-based compensation expense recorded during the period had a 90 basis point negative impact on segment operating margin.

Distribution segment sales strong with improved gross and operating margins

Represents the distribution and rental of new and used professional grade handheld test, measurement and control instrumentation (49% of total revenue for the first quarter of fiscal 2018).

($ in thousands)			Change
	FY18 Q1	FY17 Q1	$'s	%
Distribution Segment Sales	$17,797	$15,972	$1,825	11.4%
Gross Profit	$4,055	$3,517	$538	15.3%
Gross Margin	22.8%	22.0%
Operating Income	$526	$394	$132	33.5%
Operating Margin	3.0%	2.5%
Adjusted EBITDA*	$1,145	$761	$384	50.5%
Adjusted EBITDA* Margin	6.4%	4.8%

*See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Distribution segment sales growth was driven by increased demand from the Company’s end-user customer base, particularly within the industrial sector. An improved sales mix, including higher-margin equipment rentals and used equipment sales, along with increased volume-based vendor rebates helped to drive an 80 basis point improvement in segment gross margin. Segment operating margin improved 50 basis points from cost controls more than offsetting a 90 basis point negative impact from the one-off non-cash stock-based compensation expense.

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

Strong Balance Sheet to Support Growth Strategy

Capital expenditures were $2.1 million for the quarter. Investments were primarily for assets for the Company’s rental business and customer-driven expansion of Service segment capabilities, including mobile calibration fleet investments and the addition of reference-level radio frequency/microwave calibration capabilities in its Houston, TX calibration service center.

At June 24, 2017, the Company had total debt of $32.0 million, with $6.4 million available under its secured revolving credit facility. The $4.6 million increase in total debt since year-end reflects the timing of capital investments and changes in working capital, especially the timing of vendor payments.

Outlook

Mr. Rudow concluded, “We continue to be encouraged with the prospects of both segments and the progress we have made as we advance our strategy. Our strong Service revenue growth and the addition of new capabilities necessitated the need to ramp-up the number of our lab technicians. We fully expect to see expansion in our segment margins as sales begin to flow through our new and existing calibration capabilities, and as the number, and productivity, of newly-hired technicians improves. We also expect our current investments in operational excellence initiatives to positively impact our margin profile in the long-term. Overall, we are winning more Service business and have a significant pipeline to continue to fuel our growth.”

“With measured optimism, economic indicators suggest continued strength in our Distribution segment, and we are expecting our technology-based investments as well as rental and used equipment business to contribute to this segment’s overall performance.”

Transcat expects its income tax rate to range between 34% and 36% for full year fiscal 2018.

Having spent $2.1 million in the first quarter, the Company still expects capital expenditures for the full fiscal 2018 to be in the $6.0 million to $6.5 million range and to be used primarily for IT infrastructure investments to drive operational excellence, specific customer-opportunity driven Service capabilities and additional assets for the Company’s growing rental business.

Webcast and Conference Call
Transcat will host a conference call and webcast on Wednesday, July 26, 2017 at 11:00 a.m. ET. Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, August 2, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13665145, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock-based compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 8.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents national and proprietary brand instruments to customers globally. Its e-commerce focused website and product catalog offer access to more than 100,000 test, measurement and control instruments, including products from approximately 540 leading manufacturers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 352-7777	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 24,	June 25,
	2017	2016
Service Revenue	$18,482	$17,175
Distribution Sales	17,797	15,972
Total Revenue	36,279	33,147

Cost of Service Revenue	13,846	12,446
Cost of Distribution Sales	13,742	12,455
Total Cost of Revenue	27,588	24,901

Gross Profit	8,691	8,246

Selling, Marketing and Warehouse Expenses	4,092	4,248
General and Administrative Expenses	3,188	2,560
Total Operating Expenses	7,280	6,808

Operating Income	1,411	1,438

Interest and Other Expense, net	272	168

Income Before Income Taxes	1,139	1,270
Provision for Income Taxes	283	364

Net Income	$856	$906

Basic Earnings Per Share	$0.12	$0.13
Average Shares Outstanding	7,079	6,954

Diluted Earnings Per Share	$0.12	$0.13
Average Shares Outstanding	7,200	7,161

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	June 24,	March 25,
	2017	2017
ASSETS
Current Assets:
Cash	$601	$842
Accounts Receivable, less allowance for doubtful accounts of $202
and $210 as of June 24, 2017 and March 25, 2017, respectively	20,411	22,049
Other Receivables	1,424	1,227
Inventory, net	11,786	10,278
Prepaid Expenses and Other Current Assets	1,281	1,193
Total Current Assets	35,503	35,589
Property and Equipment, net	16,625	15,568
Goodwill	32,570	32,520
Intangible Assets, net	6,973	7,519
Other Assets	1,031	901
Total Assets	$92,702	$92,097

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$8,286	$11,615
Accrued Compensation and Other Liabilities	3,535	5,907
Income Taxes Payable	872	805
Current Portion of Long-Term Debt	1,429	1,429
Total Current Liabilities	14,122	19,756
Long-Term Debt	30,532	25,883
Deferred Tax Liability	1,137	1,134
Other Liabilities	1,930	1,923
Total Liabilities	47,721	48,696

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,121,748 and 7,043,754 shares issued and outstanding
as of June 24, 2017 and March 25, 2017, respectively	3,561	3,522
Capital in Excess of Par Value	13,757	12,996
Accumulated Other Comprehensive Loss	(365)	(414)
Retained Earnings	28,028	27,297
Total Shareholders' Equity	44,981	43,401
Total Liabilities and Shareholders' Equity	$92,702	$92,097

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	(Unaudited)
	For the First Quarter Ended
	June 24,	June 25,
	2017	2016
Cash Flows from Operating Activities:
Net Income	$856	$906
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided
by Operating Activities:
Loss on Sale of Property and Equipment	1	4
Deferred Income Taxes	3	110
Depreciation and Amortization	1,487	1,549
Provision for Accounts Receivable and Inventory Reserves	21	49
Stock-Based Compensation Expense	499	149
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,486	730
Inventory	(1,373)	(815)
Prepaid Expenses and Other Assets	(246)	(505)
Accounts Payable	(3,329)	(1,186)
Accrued Compensation and Other Liabilities	(2,359)	(1,131)
Income Taxes Payable	72	-
Net Cash Used in Operating Activities	(2,882)	(140)

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(2,134)	(967)
Proceeds from Sale of Property and Equipment	6	-
Business Acquisitions, net of cash acquired	-	(6,923)
Net Cash Used in Investing Activities	(2,128)	(7,890)

Cash Flows from Financing Activities:
Proceeds from (Repayment of) Revolving Credit Facility, net	5,007	(1,489)
Proceeds from Term Loan	-	10,000
Repayments of Term Loan	(357)	(238)
Issuance of Common Stock	610	175
Repurchase of Common Stock	(344)	(98)
Stock Option Redemption	(90)	-
Net Cash Provided by Financing Activities	4,826	8,350

Effect of Exchange Rate Changes on Cash	(57)	(180)

Net (Decrease) Increase in Cash	(241)	140
Cash at Beginning of Period	842	641
Cash at End of Period	$601	$781

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2018
	Q1	Q2	Q3	Q4	YTD
Net Income	$856				$856
+ Interest Expense	236				236
+ Other Expense / (Income)	36				36
+ Tax Provision	283				283
Operating Income	$1,411				$1,411
+ Depreciation & Amortization	1,487				1,487
+ Other (Expense) / Income	(36)				(36)
+ Noncash Stock Compensation	499				499
Adjusted EBITDA	$3,361				$3,361

Segment Breakdown

Service Operating Income	$885				$885
+ Depreciation & Amortization	1,110				1,110
+ Other (Expense) / Income	(28)				(28)
+ Noncash Stock Compensation	249				249
Service Adjusted EBITDA	$2,216				$2,216

Distribution Operating Income	$526				$526
+ Depreciation & Amortization	377				377
+ Other (Expense) / Income	(8)				(8)
+ Noncash Stock Compensation	250				250
Distribution Adjusted EBITDA	$1,145				$1,145

	Fiscal 2017
	Q1	Q2	Q3	Q4	YTD
Net Income	$906	$916	$1,271	$1,429	$4,522
+ Interest Expense	137	180	184	218	719
+ Other Expense / (Income)	31	11	4	5	51
+ Tax Provision	364	471	894	913	2,642
Operating Income	$1,438	$1,578	$2,353	$2,565	$7,934
+ Depreciation & Amortization	1,549	1,556	1,562	1,517	6,184
+ Other (Expense) / Income	(31)	(11)	(4)	(5)	(51)
+ Noncash Stock Compensation	149	177	(10)	137	453
Adjusted EBITDA	$3,105	$3,300	$3,901	$4,214	$14,520

Segment Breakdown

Service Operating Income	$1,044	$791	$941	$1,993	$4,769
+ Depreciation & Amortization	1,247	1,137	1,158	1,118	4,660
+ Other (Expense) / Income	(27)	(12)	(7)	(9)	(55)
+ Noncash Stock Compensation	80	94	(25)	68	217
Service Adjusted EBITDA	$2,344	$2,010	$2,067	$3,170	$9,591

Distribution Operating Income	$394	$787	$1,412	$572	$3,165
+ Depreciation & Amortization	302	419	404	399	1,524
+ Other (Expense) / Income	(4)	1	3	4	4
+ Noncash Stock Compensation	69	83	15	69	236
Distribution Adjusted EBITDA	$761	$1,290	$1,834	$1,044	$4,929

Transcat Reports 9% Revenue Growth for Fiscal 2018 First Quarter
July 25, 2017

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2018 Q1	FY 2017 Q1	$'s	%
Service Revenue	$18,482	$17,175	$1,307	7.6%
Cost of Sales	$13,846	$12,446	$1,400	11.2%
Gross Profit	$4,636	$4,729	$(93)	(2.0%)
Gross Margin	25.1%	27.5%

Selling, Marketing & Warehouse	$2,072	$2,377	$(305)	(12.8%)
General and Administrative Expense	$1,679	$1,308	$371	28.4%
Operating Income	$885	$1,044	$(159)	(15.2%)
% of Revenue	4.8%	6.1%

			Change
DISTRIBUTION	FY 2018 Q1	FY 2017 Q1	$'s	%
Distribution Sales	$17,797	$15,972	$1,825	11.4%
Cost of Sales	$13,742	$12,455	$1,287	10.3%
Gross Profit	$4,055	$3,517	$538	15.3%
Gross Margin	22.8%	22.0%

Selling, Marketing & Warehouse	$2,020	$1,871	$149	8.0%
General and Administrative Expense	$1,509	$1,252	$257	20.5%
Operating Income	$526	$394	$132	33.5%
% of Sales	3.0%	2.5%

			Change
TOTAL	FY 2018 Q1	FY 2017 Q1	$'s	%
Total Revenue	$36,279	$33,147	$3,132	9.4%
Total Cost of Sales	$27,588	$24,901	$2,687	10.8%
Gross Profit	$8,691	$8,246	$445	5.4%
Gross Margin	24.0%	24.9%

Selling, Marketing & Warehouse	$4,092	$4,248	$(156)	(3.7%)
General and Administrative Expense	$3,188	$2,560	$628	24.5%
Operating Income	$1,411	$1,438	$(27)	(1.9%)
% of Revenue	3.9%	4.3%